                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                (Amendment No. 1)

                                 Current Report

                         Pursuant to Section 13 or 15(d)
                         of the Securities Exchange Act

Date of Report (Date of earliest event reported):  May 16, 2001 (March 2, 2001)
                                                   ----------------------------


                             GREIF BROS. CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                       1-566                31-4388903
----------------------------             -----                ----------
(State or other jurisdiction          (Commission          (I.R.S. Employer
    of incorporation)                  File No.)           Identification No.)


                  425 Winter Road, Delaware, Ohio               43015
              ---------------------------------------           -----
              (Address of Principal Executive Offices)        (Zip Code)


Registrant's telephone number, including area code   740-549-6000
                                                     ------------


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)










                          Index to Exhibits on Page 14

                             GREIF BROS. CORPORATION
                             -----------------------
                                   FORM 8-K/A
                                   ----------
                               Dated May 16, 2001
                              ------------------
                               (Amendment No. 1),
                               ------------------
                                  Amending the
                                  ------------
                           CURRENT REPORT ON FORM 8-K
                           --------------------------
                              Dated March 15, 2001
                              --------------------

Greif Bros. Corporation (the "Company") hereby amends its Current Report on Form 8-K dated March 15, 2001 to include the financial statements and pro forma financial information set forth below which was omitted from the original filing pursuant to Items 7(a)(4) and 7(b)(2) of Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
------------------------------------------

(a)      Financial Statements of Business Acquired.

         As previously reported, on March 2, 2001, pursuant to the terms of a Share Purchase Agreement, dated October 27, 2000, as amended on January 5, 2001 and February 28, 2001, between the Company and Huhtamaki Van Leer Oyj, a Finnish corporation ("Huhtamaki"), the Company acquired all of the issued share capital of Royal Packaging Industries Van Leer N.V., a Dutch limited liability company, Huhtamaki Holding Ltda., a Brazilian limited liability company, Van Leer France Holding S.A.S., a French limited liability company, Van Leer Containers Inc., a U.S. corporation, and American Flange & Manufacturing Company Inc., a U.S. corporation (collectively, "Van Leer Industrial Packaging"), for $555 million less the amount of Van Leer Industrial Packaging's debt and certain other obligations (approximately $206 million) as of the closing date.

         The following financial statements of Van Leer Industrial Packaging are included as Exhibit 99.3 to this Current Report on Form 8-K/A:

         (1) Audited financial statements of Van Leer Industrial Packaging for the years ended December 31, 1999, 1998 and 1997.

         (2) Unaudited financial statements of Van Leer Industrial Packaging for the year ended December 31, 2000.

(b)      Pro Forma Financial Information.

         The following Pro Forma Condensed Combined Balance Sheet as of January 31, 2001 and Pro Forma Condensed Combined Statements of Income for the quarter ended January 31, 2001 and for the year ended October 31, 2000 give effect to the purchase of Van Leer Industrial Packaging and considers the financing obtained to effect the transaction. The Pro Forma Condensed Combined Financial Information should be read in conjunction with: (1) the accompanying Notes to Pro Forma Condensed Combined Balance Sheet and Notes to Pro Forma Condensed Combined Income Statements; (2) the audited and unaudited financial statements of Van Leer Industrial Packaging included as Exhibit 99.3 to this Current Report on Form 8-K/A; and (3) the Company's Annual Report on Form 10-K for the year ended October 31, 2000 and the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 2001. Adjustments have been made to reflect the financial statements of Van Leer Industrial Packaging in accordance with accounting principles generally accepted in the United States ("U.S. GAAP").

         The acquisition of Van Leer Industrial Packaging will use the purchase method of accounting in accordance with U.S. GAAP. Accordingly, the purchase consideration for acquiring Van Leer Industrial Packaging will be allocated to the tangible and intangible assets acquired and the liabilities assumed, with the excess cost being allocated to goodwill and presented as an intangible asset. A preliminary allocation of the purchase price of Van Leer Industrial Packaging has been reflected in the Pro Forma Condensed Combined Financial Information. A final allocation of the purchase price of Van Leer Industrial Packaging is ongoing and is dependent on the completion of certain valuations and other studies which are expected to be completed prior to the end of fiscal 2001.

         The Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and do not purport to represent what actual results of operations or financial position would have been had the acquisition of Van Leer Industrial Packaging occurred on the respective dates assumed, nor are they necessarily indicative of the Company's future operating results.

                GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES
                ------------------------------------------------
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                   ------------------------------------------
                                JANUARY 31, 2001
                                ----------------
                                   (UNAUDITED)
                           (U.S. Dollars in Thousands)



                                                                Van Leer
                                              Greif Bros.       Industrial       Pro Forma                      Pro Forma
                                              Corporation       Packaging       Adjustments       Notes          Results
                                             --------------   --------------   -------------  -----------     --------------

ASSETS
CURRENT ASSETS
    Cash and cash equivalents                $       21,072   $       33,164  $         --                    $       54,236
    Trade accounts receivable                       110,115          186,040            --                           296,155
    Inventories                                      41,305          122,769          (2,221)  a,b                   161,853
    Net assets held for sale                          8,169             --              --                             8,169
    Prepaid expenses and other                       13,028           48,237            --                            61,265
                                             --------------   --------------   -------------                  --------------
       Total current assets                         193,689          390,210          (2,221)                        581,678
                                             --------------   --------------   -------------                  --------------
LONG-TERM ASSETS
    Properties, plants and equipment,
     net                                            476,754          331,998          52,875   a,b                   861,627
    Goodwill and other intangibles                  134,534            9,249          19,095   a                     162,878
    Investment in affiliates                        135,801             --              --                           135,801
    Other long-term assets                           18,021           45,289          16,530   e,f,g                  79,840
                                             --------------   --------------   -------------                  --------------
       Total long-term assets                       765,110          386,536          88,500                       1,240,146
                                             --------------   --------------   -------------                  --------------
Total assets                                 $      958,799   $      776,746   $      86,279                  $    1,821,824
                                             ==============   ==============   =============                  ==============

LIABILITIES AND SHAREHOLDERS'
 EQUITY

CURRENT LIABILITIES
    Accounts payable                         $       37,802   $      113,467  $         --                    $      151,269
    Accrued payrolls and employee
     benefits                                         7,720            8,767            --                            16,487
    Restructuring reserves                             --               --            12,052   a,c                    12,052
    Income taxes payable                              3,438             --              --                             3,438
    Current portion of long-term
     obligations                                       --             19,408            --                            19,408
    Other current liabilities                         4,368           85,898            --                            90,266
                                             --------------   --------------   -------------                  --------------
        Total current liabilities                    53,328          227,540          12,052                         292,920
                                             --------------   --------------   -------------                  --------------
LONG-TERM LIABILITIES
    Long-term obligations                           215,000           22,577         544,911   a,d,e,f,g             782,488
    Deferred tax liability                           75,529           48,349            --                           123,878
    Postretirement benefit liability                 20,449            2,699            --                            23,148
    Other long-term liabilities                      17,407          174,939        (170,042)  e                      22,304
                                             --------------   --------------   -------------                  --------------
        Total long-term liabilities                 328,385          248,564         374,869                         951,818
                                             --------------   --------------   -------------                  --------------
SHAREHOLDERS' EQUITY
    Capital stock, without par value                 10,383             --              --                            10,383
    Treasury Stock, at cost                         (58,011)            --              --                           (58,011)
    Retained earnings                               633,599          300,642        (300,642)  a,b                   633,599
    Accumulated other
     comprehensive income
      -   foreign currency translation               (7,485)            --              --                            (7,485)
      -   interest rate swaps                        (1,400)            --              --                            (1,400)
                                             --------------   --------------   -------------                  --------------
        Total shareholders' equity                  577,086          300,642        (300,642)                        577,086
                                             --------------   --------------   -------------                  --------------
Total liabilities and shareholders'
 equity                                      $      958,799   $      776,746   $      86,279                  $    1,821,824
                                             ==============   ==============   =============                  ==============

See accompanying Notes to Pro Forma Condensed Combined Balance Sheet

                GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES
                ------------------------------------------------
               NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET
               ---------------------------------------------------
                           (U.S. Dollars in Thousands)

Note 1 - Basis of Presentation
------------------------------

The Pro Forma Condensed Combined Balance Sheet as of January 31, 2001 has been prepared assuming the Company's acquisition of all of the issued share capital of Van Leer Industrial Packaging, more fully described in Item 2 and Exhibit 2 to the Company's previously filed Current Report on Form 8-K dated March 15, 2001, had occurred on January 31, 2001. The Company has a fiscal year that ends October 31, whereas Van Leer Industrial Packaging has a fiscal year that ends December 31. As such, the Pro Forma Condensed Combined Balance Sheet at January 31, 2001 includes the unaudited balance sheet of Van Leer Industrial Packaging as of December 31, 2000.

The historical financial statements of Van Leer Industrial Packaging contained in Item 7(a) to this Current Report on Form 8-K/A are denominated in Euros and have been prepared in accordance with accounting principles generally accepted in The Netherlands ("Dutch GAAP"). As explained in the accompanying notes to Van Leer Industrial Packaging's historical financial statements, Dutch GAAP varies in certain significant respects from U.S. GAAP. The amounts shown for Van Leer Industrial Packaging in the Pro Forma Condensed Combined Balance Sheet have been derived from Van Leer Industrial Packaging's unaudited balance sheet as of December 31, 2000, included in Item 7(a) to this Current Report on Form 8-K/A, as adjusted to give effect to these Dutch GAAP to U.S. GAAP differences. In addition, the amounts are presented in U.S. Dollars using the December 31, 2000 exchange rate of .9421 U.S. Dollar per Euro.

Note 2 - Pro Forma Adjustments
------------------------------

Pro forma adjustments to reflect the acquisition of Van Leer Industrial Packaging are described below. The pro forma adjustments do not include a restructuring charge resulting from the acquisition of Van Leer Industrial Packaging that are related to the Company's locations existing prior to the acquisition date. The amount of this charge, as well as the anticipated savings from these consolidation activities, will be reported in the Company's Quarterly Report on Form 10-Q dated April 30, 2001.

a.       EXCESS OF PURCHASE PRICE OVER FAIR VALUE OF NET ASSETS ACQUIRED:

         Cash consideration paid to Huhtamaki                     $ 348,839
         Estimated transaction expenses                               9,500
                                                                  ---------
         Total purchase price                                       358,339
         Estimated fair value of net assets of
          Van Leer Industrial Packaging (see
          Note 2(b))                                               (351,296)
         Restructuring reserve (see Note 2 (c))                      12,052
                                                                  ---------
         Excess of purchase price over fair
          value of net assets acquired                            $  19,095
                                                                  =========
         Amount allocated to goodwill and other
          intangible assets                                       $  19,095
                                                                  =========

         Certain intangible assets , such as the Van Leer tradename, certain customer relationships, trademarks, patents and other proprietary information associated with the Tri-Sure Closure system and certain noncompete agreements, have been identified and will be assigned a fair value as part of the ongoing purchase price allocation exercise.

b.       ESTIMATED FAIR VALUE OF NET ASSETS OF VAN LEER INDUSTRIAL PACKAGING:

         Net assets acquired                                      $ 300,642
         Preliminary fair value adjustments                          50,654
                                                                  ---------
         Estimated fair value of net assets of
          Van Leer Industrial Packaging at
          acquisition                                             $ 351,296
                                                                  =========

         The allocation of purchase price is based upon preliminary estimates of the fair value. The actual allocation of the purchase price may differ from the preliminary allocation due to adjustments to the purchase price and refinements of the fair values of the net assets acquired.

c. The restructuring reserve of $12,052 primarily relates to the closing of duplicate facilities in North America, the shutdown of the operation in Japan, and the elimination of certain other duplicate support functions. As noted above, this reserve only relates to the Van Leer Industrial Packaging operations.

d. The Company purchased the shares of Van Leer Industrial Packaging for $348,839 in cash and approximately $9,500 in legal and accounting fees related to the acquisition. The Company financed the purchase price from its $900 million Senior Secured Credit Agreement, as more fully described in Item 2 and Exhibit 99.2 of the Company's previously filed Current Report on Form 8-K dated March 15, 2001. In addition, the Company refinanced the $215,000 outstanding amount under its then existing revolving credit facility.

e. At the assumed date of acquisition, the Company borrowed $161,080 under its $900 million Senior Secured Credit Agreement, as more fully described in Item 2 and Exhibit 99.2 of the Company's previously filed Current Report on Form 8-K dated March 15, 2001, to pay Huhtamaki the net amount of intercompany loans ($8,962 due from Huhtamaki to Van Leer Industrial Packaging and $170,042 due to Huhtamaki from Van Leer Industrial Packaging).

f. To record $16,254 in deferred financing costs related to the long-term obligations incurred as a result of the acquisition of Van Leer Industrial Packaging.

g. To record the purchase of a 10-year environmental insurance policy costing $9,238. The purpose of this policy is to protect the Company in the event of certain unforeseen environmental situations that could occur following the acquisition of Van Leer Industrial Packaging.

                GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES
                ------------------------------------------------
                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                ------------------------------------------------
                     FOR THE QUARTER ENDED JANUARY 31, 2001
                     --------------------------------------
                                   (UNAUDITED)
              (U.S. Dollars in Thousands, Except Per Share Amounts)

                                                          Van Leer
                                             Greif Bros. Industrial     Pro Forma              Pro Forma
                                            Corporation  Packaging     Adjustments    Notes     Results
                                           ------------  ---------     -----------   --------  ---------

Net sales                                   $ 211,641    $ 220,684     $    (754)    h         $ 431,571
Other income
  Gain on sale of timberlands                  43,207         --            --                    43,207
  Interest and other                            1,646        9,434        (5,339)    d             5,741
                                            ---------    ---------     ---------               ---------
                                              256,494      230,118        (6,093)                480,519
                                            ---------    ---------     ---------               ---------
Cost of products sold                         161,269      195,458           210     b,f,h       356,937
Selling, general and
 administrative expenses                       32,419       25,169           916     a,e          58,504
Interest expense                                3,949        3,543         7,154     c,d          14,646
                                            ---------    ---------     ---------               ---------
                                              197,637      224,170         8,280                 430,087
                                            ---------    ---------     ---------               ---------
    Income before income
     taxes and equity in
     earnings of affiliates                    58,857        5,948       (14,373)                 50,432
Income taxes                                   22,366          426        (5,448)    g            17,344
                                            ---------    ---------     ---------               ---------
    Income before equity in
     earnings of affiliates                    36,491        5,522        (8,925)                 33,088
Equity in earnings of
 affiliates                                     2,084          (33)         --                     2,051
                                            ---------    ---------     ---------               ---------
    Net income                              $  38,575    $   5,489     $  (8,925)              $  35,139
                                            =========    ==========    =========               =========

Earnings per share:
-------------------
Basic:
  Class A Common Stock                      $    1.37                                          $    1.25
  Class B Common Stock                      $    2.04                                          $    1.86
Diluted:
  Class A Common Stock                      $    1.36                                          $    1.24
  Class B Common Stock                      $    2.04                                          $    1.86

Average number of shares outstanding:
-------------------------------------
Basic:
  Class A Common Stock                     10,523,196                                         10,523,196
  Class B Common Stock                     11,846,778                                         11,846,778
Diluted:
  Class A Common Stock                     10,552,723                                         10,552,723
  Class B Common Stock                     11,846,778                                         11,846,778







See accompanying Notes to Pro Forma Condensed Combined Statements of Income

                GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES
                ------------------------------------------------
                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                ------------------------------------------------
                       FOR THE YEAR ENDED OCTOBER 31, 2000
                       -----------------------------------
                                   (UNAUDITED)
              (U.S. Dollars in Thousands, Except Per Share Amounts)

                                                              Van Leer
                                           Greif Bros.       Industrial        Pro Forma                    Pro Forma
                                           Corporation       Packaging        Adjustments    Notes           Results
                                          ------------      -----------       -----------   -------         ----------
Net sales                                   $929,861          $950,890           $(2,992)     h             $1,877,759
Other income
  Gain on sale of timberlands                  9,255                --                --                         9,255
  Interest and other                           7,511            27,596           (21,466)     d                 13,641
                                            --------          --------           -------                     ---------
                                             946,627           978,486           (24,458)                    1,900,655
                                            --------          --------           -------                     ---------
Cost of products sold                        703,391           818,149               864     b,f,h           1,522,404
Selling, general and
 administrative expenses                     128,301           102,580             3,664     a,e               234,545
Interest expense                              14,481            15,255            28,875     c,d                58,611
                                            --------          --------           -------                     ---------
                                             846,173           935,984            33,403                     1,815,560
                                            --------          --------           -------                     ---------
    Income before income
     taxes and equity in
     earnings of affiliates                  100,454            42,502           (57,861)                       85,095
Income taxes                                  38,027               982           (21,929)     g                 17,080
                                            --------          --------           -------                     ---------
    Income before equity in
     earnings of affiliates                   62,427            41,520           (35,932)                       68,015
Equity in earnings of
 affiliates                                   13,367               (35)               --                        13,332
                                            --------          --------           -------                     ---------


    Net income                               $75,794          $ 41,485          $(35,932)                     $ 81,347
                                             =======          ========          ========                      ========

Earnings per share:
-------------------
Basic:
  Class A Common Stock                       $  2.68                                                           $  2.87
  Class B Common Stock                       $  4.01                                                           $  4.30
Diluted:
  Class A Common Stock                       $  2.67                                                           $  2.87
  Class B Common Stock                       $  4.01                                                           $  4.30

Average number of shares outstanding:
-------------------------------------
Basic:
  Class A Common Stock                    10,557,935                                                        10,557,935
  Class B Common Stock                    11,852,602                                                        11,852,602
Diluted:
  Class A Common Stock                    10,599,535                                                        10,599,535
  Class B Common Stock                    11,852,602                                                        11,852,602








See accompanying Notes to Pro Forma Condensed Combined Statements of Income

                GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES
                ------------------------------------------------
           NOTES TO PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
           ----------------------------------------------------------

Note 1 - Basis of Presentation
------------------------------

The Pro Forma Condensed Combined Statements of Income for the quarter ended January 31, 2001 and the year ended October 31, 2000 have been prepared assuming the Company's acquisition of all of the issued share capital of Van Leer Industrial Packaging, more fully described in Item 2 and Exhibit 2 to the Company's previously filed Current Report on Form 8-K dated March 15, 2001, had occurred on November 1, 1999. The Company has a fiscal year that ends October 31, whereas Van Leer Industrial Packaging has a fiscal year that ends December
31. As such, the Pro Forma Condensed Combined Statement of Income for the quarter ended January 31, 2001 includes the unaudited statement of income of Van Leer Industrial Packaging for the quarter ended December 31, 2000, and the Pro Forma Condensed Combined Statement of Income for the year ended October 31, 2000 includes the unaudited statement of income of Van Leer Industrial Packaging for the year ended December 31, 2000.

The historical financial statements of Van Leer Industrial Packaging contained in Item 7(a) to this Current Report on Form 8-K/A are denominated in Euros and have been prepared in accordance with Dutch GAAP. As explained in the accompanying notes to Van Leer Industrial Packaging's historical financial statements, Dutch GAAP varies in certain significant respects from U.S. GAAP. The amounts shown for Van Leer Industrial Packaging in the Pro Forma Condensed Combined Income Statements have been derived from Van Leer Industrial Packaging's unaudited income statement for the quarter ended December 31, 2000 and unaudited income statement for the year ended December 31, 2000 as adjusted to give effect to these Dutch GAAP to U.S. GAAP differences. Van Leer Industrial Packaging's unaudited income statement for the year ended December 31, 2000 is included in Item 7(a) to this Current Report on Form 8-K/A. In addition, the amounts are presented in U.S. Dollars using average exchange rates of .8706 U.S. Dollar per Euro for the quarter ended December 31, 2000 and .9249 U.S. Dollar per Euro for the year ended December 31, 2000.

Note 2 - Pro Forma Adjustments
------------------------------

Pro forma adjustments to reflect the acquisition of Van Leer Industrial Packaging and other pro forma adjustments are described below. The pro forma amounts do not include anticipated synergies from the acquisition, nor do they include the anticipated savings associated with the consolidation activities of Van Leer Industrial Packaging and the Company's locations existing prior to the acquisition date. All of the consolidation activities result from the Company's acquisition of Van Leer Industrial Packaging.

a. Adjustments relate to the estimated amortization expense for goodwill and other intangible assets, as described above, that would have been incurred had the transaction been completed on November 1, 1999. The weighted average estimated useful life for goodwill and other intangible assets created from the acquisition of Van Leer Industrial Packaging is approximately 20 years.

b. Adjustments result from an increase in depreciation expense related to the fair value adjustment of the properties, plants and equipment acquired from Van Leer Industrial Packaging using the straight-line method over the useful life of the respective asset.

c. Adjustment relates to the incremental interest expense related to long-term obligations incurred to purchase Van Leer Industrial Packaging and refinance the Company's existing debt and other debt assumed. The interest rate used to calculate incremental interest expense is 7.9%.

d. Adjustment relates to the elimination of intercompany interest income and expense between Van Leer Industrial Packaging and Huhtamaki.

e. Adjustment for amortization expense related to deferred financing fees taken over the weighted average life of the new long-term debt (6 years).

f. Adjustment for the appropriate portion of expense related to a 10-year environmental insurance policy.

g. To adjust the income tax expense related to the pro forma adjustments described in (a) through (f) above. The income tax adjustments assume an effective tax rate for the Company of 37.9%.

h. Adjustment to eliminate intercompany sales from American Flange & Manufacturing Company Inc. to the Company during the periods presented.

(c)      Exhibits.

         The following documents related to the purchase of Van Leer Industrial are being filed as exhibits to this Form 8-K/A:

          Exhibit Number                        Description
          --------------                        -----------

                2 Share Purchase Agreement, dated October 27, 2000, as amended on January 5, 2001 and February 28, 2001, between Huhtamaki Van Leer Oyj, as the seller, and Greif Bros. Corporation, as the buyer.

                23 Consent of Ernst & Young Accountants, Independent Auditors, Amsterdam, The Netherlands.

               99.1 Press Release issued by Greif Bros. Corporation on March 2, 2001.

               99.2 $900 million Senior Secured Credit Agreement, dated as of March 2, 2001, among Greif Bros. Corporation, as U.S. Borrower, Greif Spain Holdings, S.L., as Subsidiary Borrower, Merrill Lynch & Co., as Sole Lead Arranger, Sole Book-Runner and Administrative Agent, Keybank National Association, as Syndication Agent, ABN AMRO Bank N.V., as Co-Documentation Agent, National City Bank, as Co-Documentation Agent, The Bank of Nova Scotia, as Paying Agent, and other financial institutions party hereto from time to time.

               99.3 Royal Packaging Industries Van Leer N.V. audited financial statements for the years ended December 31, 1999, 1998 and 1997 and unaudited financial statements for the year ended December 31, 2000.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:      May 16, 2001            GREIF BROS. CORPORATION



                                   BY /s/ Kenneth E. Kutcher
                                      -------------------------
                                      Kenneth E. Kutcher, Chief
                                      Financial Officer and
                                      Secretary

                                INDEX TO EXHIBITS
                                -----------------

                                                              If Incorporated by
                                                              Reference, the
                                                              Exhibit was
                                                              Previously Filed
                                                              with the
Exhibit Number          Description                           SEC
--------------          -----------                           ---

       2      Share Purchase Agreement, dated October 27,     Current Report
              2000, as amended on January 5, 2001 and         on Form 8-K
              February 28, between Huhtamaki Van Leer 2001.   dated March 15,
              Oyj, as the seller, 2001, and Greif Bros.
              Corporation, as the buyer.

       23     Consent of Ernst & Young Accountants,           Contained
              Independent Auditors, Amsterdam, The            herein.
              Netherlands.

       99.1   Press Release issued by Greif  Bros.            Current Report
              Corporation on March 2, 2001.                   on Form 8-K
                                                              dated March 15,
                                                              2001.

       99.2   $900 million Senior Secured Credit Agreement,   Current Report
              dated as of March 2, 2001, among Greif Bros.    on Form 8-K
              Corporation, as U.S. Borrower, Greif Spain      dated March 15,
              Holdings, S.L., as Subsidiary Borrower,         2001.
              Merrill Lynch & Co., as Sole Lead Arranger,
              Sole Book-Runner and Administrative Agent,
              Keybank National Association, as Syndication
              Agent, ABN AMRO Bank N.V., as Co-Documentation
              Agent, National City Bank, as Co-Documentation
              Agent, The Bank of Nova Scotia, as Paying
              Agent, and other financial institutions party hereto from time to time.

       99.3   Royal Packaging Industries Van Leer N.V.        Contained
              audited financial statements for the years      herein.
              ended December 31, 1999, 1998 and 1997 and unaudited financial statements for the year ended December 31, 2000.